                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION


                                      OF


                           ZHONE TECHNOLOGIES, INC.

     Zhone Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1.  The name of the corporation is Zhone Technologies, Inc.

     2. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 24, 1999.

     3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation as herein set forth in full:

                                   ARTICLE I
                                   ---------

                                     NAME


     The name of the corporation (hereinafter called the "Corporation") is Zhone Technologies, Inc.

                                  ARTICLE II
                                  ----------


                               REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, and the name of the registered agent of the Corporation in the State of Delaware at such address is Incorporating Services, Ltd.

                                  ARTICLE III
                                  -----------


                                    PURPOSES

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV
                                  ----------


                                 CAPITAL STOCK

     1. Authorized Stock.  The Corporation is authorized to issue two classes of
        ----------------
shares to be designated respectively "Preferred Stock," par value $0.001 per share, and "Common Stock," par value $0.001 per share. The total number of shares of Preferred Stock authorized is 125,000,000. The total number of shares of Common Stock authorized is 300,000,000. The shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series.

     2. Preferred Stock.  The first series of Preferred Stock shall be
        ---------------
comprised of 38,750,000 shares designated as "Series A-1 Preferred Stock." The second series of Preferred Stock shall be comprised of 37,500,000 shares designated as "Series A-2 Preferred Stock." The third series of Preferred Stock shall be comprised of 13,750,000 shares designated as "Series A-3 Preferred Stock." The fourth series of Preferred Stock shall be comprised of 12,500,000 shares designated as "Series A-4 Preferred Stock." The fifth series of Preferred Stock shall be comprised of 6,250,000 shares designated as "Series A-5 Preferred Stock." The sixth series of Preferred Stock shall be comprised of 7,868,750 shares designated as "Series A-6 Preferred Stock." The seventh series of Preferred Stock shall be comprised of 2,500,000 shares designated as "Series A-7 Preferred Stock." The eighth series of Preferred Stock shall be comprised of 1,075,000 shares designated as "Series A-8 Preferred Stock." The ninth series of Preferred Stock shall be comprised of 1,750,000 shares designated as "Series A-9 Preferred Stock." The tenth series of Preferred Stock shall be comprised of 1,056,250 shares designated as "Series A-10 Preferred Stock." The eleventh series of Preferred Stock shall be comprised of 1,000,000 shares designated as "Series A-11 Preferred Stock." The twelfth series of Preferred Stock shall be comprised of 1,000,000 shares designated as "Series A-12 Preferred Stock." The relative rights, preferences, restrictions and other matters relating to the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, Series A-8 Preferred Stock, Series A-9 Preferred Stock, Series A-10 Preferred Stock, Series A-11 Preferred Stock and Series A-12 Preferred Stock (collectively, the "Preferred Stock") are as follows:

     (a)  Dividends.  The holders of outstanding Preferred Stock shall be
          ---------
entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, non-cumulative dividends in cash in the amount per share of Preferred Stock (on an as-converted basis) equal to dividends paid per share on the Common Stock. The right to dividends on Preferred Stock shall not be cumulative, unless otherwise declared to be cumulative by the Board of Directors, and no right shall accrue to holders of Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest.

     (b)  Preference on Liquidation.
          -------------------------

          (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets and funds of the Corporation available for distribution to stockholders shall be distributed ratably to the holders of Preferred Stock and then to the holders of Common Stock as follows:

               (i) The holder of Series A-1 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-1 Preferred Stock equal to the greater of (A) the sum (as adjusted for any stock split, stock dividend, recapitalization or the like (collectively, a "Recapitalization Event")) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-1 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-1 Stock Purchase Agreement dated as of October 20, 1999, as amended from time to time, by and between the Corporation and Zhone Investors I, L.L.C. (the "Series A-1 Agreement")) by (ii) 38,750,000 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share such Series A-1 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-1 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (ii) The holder of Series A-2 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-2 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-2 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-2 Stock Purchase Agreement dated as of October 20, 1999, as amended from time to time, by and between the Corporation and Zhone Investors II, L.L.C. (the "Series A-2 Agreement")) by (ii) 37,500,000 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-2 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-2 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (iii) The holder of Series A-3 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-3 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-3 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-3 Stock Purchase Agreement dated as of October 28, 1999, as amended from time to time, by and between the Corporation and Zhone Investors III, L.L.C. (the "Series A-3 Agreement")) by (ii) 13,750,000 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-3 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-3 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (iv) The holder of Series A-4 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-4 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-4 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-4 Stock Purchase Agreement dated as of October 28, 1999, as amended from time to time, by and between the Corporation and Zhone Investors IV, L.L.C. (the "Series A-4 Agreement")) by (ii) 12,500,000 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-4 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-4 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (v) The holder of Series A-5 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-5 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-5 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-5 Stock Purchase Agreement dated as of October 28, 1999, as amended from time to time, by and between the Corporation and Zhone Investors V, L.L.C. (the "Series A-5 Agreement")) by (ii) 6,250,000 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-5 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-5 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (vi) The holder of Series A-6 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-6 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-6 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-6 Stock Purchase Agreement dated as of October 28, 1999, as amended from time to time, by and between the Corporation and Zhone Investors FF, L.L.C. (the "Series A-6 Agreement")) by (ii) 7,868,750 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-6 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-6 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (vii) The holder of Series A-7 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-7 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid

Series A-7 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-7 Stock Purchase Agreement dated as of October 28, 1999, as amended from time to time, by and between the Corporation and Zhone Investors VII, L.L.C. (the "Series A-7 Agreement")) by (ii) 2,500,000 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-7 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-7 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (viii) The holder of Series A-8 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-8 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-8 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-8 Stock Purchase Agreement dated as of October 28, 1999, as amended from time to time, by and between the Corporation and Zhone Investors VIII, L.L.C. (the "Series A-8 Agreement")) by (ii) 1,075,000 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-8 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-8 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (ix) The holder of Series A-9 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-9 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-9 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-9 Stock Purchase Agreement dated as of October 28, 1999, as amended from time to time, by and between the Corporation and Zhone Investors IX, L.L.C. (the "Series A-9 Agreement")) by (ii) 1,750,000 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-9 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-9 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (x) The holder of Series A-10 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-10 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-10 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-10 Stock Purchase Agreement dated as of October 28, 1999, as amended from time to time, by and between the Corporation and Zhone Investors X, L.L.C. (the "Series A-10 Agreement")) by (ii) 1,056,250 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-10 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-10 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (xi) The holder of Series A-11 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-11 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-11 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-11 Stock Purchase Agreement dated as of October 28, 1999, as amended from time to time, by and between the Corporation and Zhone Investors XI, L.L.C. (the "Series A-11 Agreement")) by (ii) 1,000,000 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-11 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-11 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (xii) The holder of Series A-12 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, an amount per share of Series A-12 Preferred Stock equal to the greater of (A) the sum (as adjusted for any Recapitalization Event) of (x) $0.80, (y) an amount determined by dividing (i) all paid Series A-12 Pro Rata Capital Call Amounts (as defined in Section 2.2 of the Series A-12 Stock Purchase Agreement dated as of October 28, 1999, as amended from time to time, by and between the Corporation and Zhone Investors XII, L.L.C. (the "Series A-12 Agreement")) by (ii) 1,000,000 and (z) all declared or accrued and unpaid dividends thereon to the date fixed for such distributions, and (B) the amount per share the Series A-12 Preferred Stock holder would have received in such liquidation, dissolution or winding up if such holder had converted all Series A-12 Preferred Stock owned by such holder into Common Stock pursuant to the terms hereof immediately prior to such liquidation, dissolution or winding up.

               (xiii) If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, Series A-8 Preferred Stock, Series A-9 Preferred Stock Series, A-10 Preferred Stock Series, A-11 Preferred Stock Series and A-12 Preferred Stock the full amounts to which they shall be entitled hereunder, the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, Series A-8 Preferred Stock, Series A-9 Preferred Stock, Series A-10 Preferred Stock, Series A-11 Preferred Stock and Series A-12 Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

               (xiv) After setting apart or paying in full the preferential amounts due the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, Series A-8 Preferred Stock, Series A-9 Preferred Stock, Series A-10 Preferred Stock, Series A-11 Preferred Stock, and Series A-12 Preferred Stock as set forth in Sections 2(b)(1)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x),
(xi) and (xii) above, the remaining assets of the Corporation available for distribution to its stockholders, if any, shall be distributed ratably to the holders of Common Stock.

     Any of the following events shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this
Section 2(b), provided that the "beneficial owners" (as such term is defined by the Securities Exchange Act of 1934, as amended) of the stock of the Corporation immediately prior thereto shall immediately thereafter own less than fifty percent (50%) of the voting power of (x) the surviving Person (as defined below) or (y) an entity that holds eighty percent (80%) or more of the beneficial equity interest in such surviving Person: (i) the merger or consolidation of the Corporation into or with another Person, (ii) the issuance by the Corporation of voting securities to another Person, (iii) the sale, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation or (iv) any other transaction. Any of the foregoing events deemed to constitute a liquidation, dissolution or winding up of the Corporation shall be deemed to so constitute such an event whether accomplished in or through a single transaction or a series of related transactions. The term "Person" when used in this Amended and Restated Certificate of Incorporation shall mean a natural person, partnership (whether limited or general), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

               (2) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall, within ten
(10) days after the date the Board of Directors approves such action, or twenty
(20) days prior to any stockholders' meeting called to approve such action, or twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Preferred Stock of such material change.

               (3) The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of twenty (20) days after the mailing of the initial written notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, that any such twenty (20) day or ten (10) day period may be shortened upon the written consent of all of the holders of the outstanding shares of Preferred Stock.

               (4) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers of national reputation to determine the value of the assets to be distributed to the holders of shares of Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Preferred Stock). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock in accordance with the notice provisions of Sections 2 and 3 of the appraiser's valuation.

     (c)  Voting.
          ------

          (1) Except as otherwise required by law or as set forth herein, the shares of Preferred Stock shall be voted on an equal basis with the shares of the Corporation's Common Stock at any annual or special meeting of stockholders of the Corporation, or may act by written consent in the same manner as the Corporation's Common Stock, upon the following basis: each holder of shares of Preferred Stock shall be entitled to such number of votes for the Preferred Stock held by it on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the number of shares of the Corporation's Common Stock into which all of its shares of Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          (2) The authorized number of directors of the Corporation shall be nine (9). Five (5) members of the Board of Directors of the Corporation shall be subject to election and removal by holders of the Preferred Stock, voting as a separate class. Three (3) members of the Board of Directors of the Corporation shall be subject to election and removal by holders of the Common Stock, voting as a separate class. One (1) member of the Board of Directors of the Corporation shall be subject to election and removal by the holders of a majority of the Common Stock and the holders of a majority of the Preferred Stock.

     (d)  Conversion Rights. The holders of Preferred Stock shall have
          -----------------
conversion rights as follows:

          (1)  Optional Conversion.  Each share of Preferred Stock shall be
               -------------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock of the Corporation as it is then convertible in accordance with the terms hereof. The number of shares of Common Stock into which each share of Series A-1 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of (x) $0.80 and (y) the amount determined by dividing all paid Series A-1 Pro Rata Capital Call Amounts by 38,750,000 (such sum of (x) and (y) referred to herein as the "Series A-1 Purchase Price") by (B) the appropriate conversion price for the Series A-1 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-1 Conversion Price"). The Series A-1 Conversion Price shall be the Series A-1 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-2 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of
(x) $0.80 and (y) the amount
     determined by dividing all paid Series A-2 Pro Rata Capital Call Amounts by 37,500,000 (such sum of (x) and (y) referred to herein as the "Series A-2 Purchase Price") by (B) the appropriate conversion price for the Series A-2 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-2 Conversion Price"). The Series A-2 Conversion Price shall be the Series A-2 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-3 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of (x) $0.80 and
     (y) the amount determined by dividing all paid Series A-3 Pro Rata Capital Call Amounts by 13,750,000 (such sum of (x) and (y) referred to herein as the "Series A-3 Purchase Price") by (B) the appropriate conversion price for the Series A-3 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-3 Conversion Price"). The Series A-3 Conversion Price shall be the Series A-3 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-4 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of
     (x) $0.80 and (y) the amount determined by dividing all paid Series A-4 Pro Rata Capital Call Amounts by 12,500,000 (such sum of (x) and (y) referred to herein as the "Series A-4 Purchase Price") by (B) the appropriate conversion price for the Series A-4 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-4 Conversion Price"). The Series A-4 Conversion Price shall be the Series A-4 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-5 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of (x) $0.80 and (y) the amount determined by dividing all paid Series A-5 Pro Rata Capital Call Amounts by 6,250,000 (such sum of (x) and
     (y) referred to herein as the "Series A-5 Purchase Price") by (B) the appropriate conversion price for the Series A-5 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-5 Conversion Price"). The Series A-5 Conversion Price shall be the Series A-5 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-6 Preferred Stock may be converted shall be determined by dividing
     (A) an amount equal to the sum of (x) $0.80 and (y) the amount determined by dividing all paid Series A-6 Pro Rata Capital Call Amounts by 7,868,750 (such sum of (x) and (y) referred to herein as the "Series A-6 Purchase Price") by (B) the appropriate conversion price for the Series A-6 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-6 Conversion Price"). The Series A-6 Conversion Price shall be the Series A-6 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-7 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of (x) $0.80 and
     (y) the amount determined by dividing all paid Series A-7 Pro Rata Capital Call Amounts by 2,500,000 (such sum of (x) and (y) referred to herein as the "Series A-7 Purchase Price") by (B) the appropriate conversion price for the Series A-7 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-7 Conversion Price"). The Series A-7 Conversion Price shall be the Series A-7 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-8 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of
     (x) $0.80 and (y) the amount determined by dividing all paid Series A-8 Pro Rata Capital Call Amounts by 1,075,000(such sum of (x) and (y) referred to herein as the "Series A-8 Purchase Price") by (B) the appropriate conversion price for the Series A-8 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-8 Conversion Price"). The Series A-8 Conversion Price shall be the Series A-8 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-9 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of (x) $0.80 and (y) the amount determined by dividing all paid Series A-9 Pro Rata Capital Call Amounts by 1,750,000 (such sum of (x) and
     (y) referred to herein as the "Series A-9 Purchase Price") by (B) the appropriate conversion price for the Series A-9 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-9 Conversion Price"). The Series A-9 Conversion Price shall be the Series A-9 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-10 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of (x) $0.80 and (y) the amount determined by dividing all paid Series A-10 Pro Rata Capital Call Amounts by 1,056,250 (such sum of (x) and (y) referred to herein as the "Series A-10 Purchase Price") by (B) the appropriate conversion price for the Series A-10 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-10 Conversion Price"). The Series A-10 Conversion Price shall be the Series A-10 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-11 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of (x) $0.80 and
     (y) the amount determined by dividing all paid Series A-11 Pro Rata Capital Call Amounts by 1,000,000 (such sum of (x) and (y) referred to herein as the "Series A-11 Purchase Price") by (B) the appropriate conversion price for the Series A-11 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-11 Conversion Price"). The Series A-11 Conversion Price shall be the Series A-11 Purchase Price, subject to adjustment as hereinafter provided. The number of shares of Common Stock into which each share of Series A-12 Preferred Stock may be converted shall be determined by dividing (A) an amount equal to the sum of
     (x) $0.80 and (y) the amount determined by dividing all paid Series A-12 Pro Rata Capital Call Amounts by 1,000,000 (such sum of (x) and (y) referred to herein as the "Series A-12 Purchase Price") by (B) the appropriate conversion price for the Series A-12 Preferred Stock in effect at the time of conversion (such conversion price referred to herein as the "Series A-12 Conversion Price"). The Series A-12 Conversion Price shall be the Series A-12 Purchase Price, subject to adjustment as hereinafter provided.

               (2)  Automatic Conversion. Each share of Series A-1, Series A-2,
                    --------------------
     Series A-3, Series A-4, Series A-5, Series A-6, Series A-7, Series A-8, Series A-9, Series A-10, Series A-11 and Series A-12 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Series A-1, Series A-2, Series A-3, Series A-4, Series A-5, Series A-6, Series A-7, Series A-8, Series A-9, Series A-10, Series A-11 and Series A-12 Conversion Price, respectively, upon the earlier of (i) the time the written consent or agreement to such conversion is obtained from the holders of a majority of the then outstanding Preferred Stock (on an as-converted basis) or (ii) the closing of an underwritten public offering pursuant to an effective registration statement on Form S-1 (or a successor form) under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an offering price of at least an amount per share equal to two (2) multiplied by the greatest of the then in effect (i) Series A-1 Purchase Price, (ii) Series A-2 Purchase Price, (iii) Series A-3 Purchase Price, (iv) Series A-4 Purchase Price, (v) Series A-5

     Purchase Price, (vi) Series A-6 Purchase Price, (vii) Series A-7 Purchase Price, (viii) Series A-8 Purchase Price, (ix) Series A-9 Purchase Price,
     (x) Series A-10 Purchase Price, (xi) Series A-11 Purchase Price and (xii) Series A-12 Purchase Price (each as adjusted for any Recapitalization Event) that results in gross proceeds to the Corporation of at least $100 million (the "Qualified IPO"). In the event of such a public offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such public offering at which time the Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock being converted are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.


               (3) The holder of any shares of Preferred Stock may exercise the conversion rights by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied or preceded by written notice stating that the holder elects to convert such shares into shares of Common Stock. Conversion shall be deemed to have been effected on the date when such delivery is made (the "Conversion Date"). As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The holder shall be deemed to have become a stockholder of record of Conversion Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event it shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Series A-1, Series A-2, Series A-3, Series A-4, Series A-5, Series A-6, Series A-7, Series A-8, Series A-9, Series A-10, Series A-11 and Series A-12 Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.


               (4) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Preferred Stock shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (5) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary board and stockholder approval), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

     (6) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

     (7) All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

     (8)  In case:

          (i) the Corporation shall take a record of the holders of its capital stock for the purpose of entitling them to receive a dividend payable in cash or otherwise, or any other distribution, payable in cash or otherwise, or to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

          (ii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation or other entity, the issuance of a controlling block of voting securities to a third party (or a group of third parties acting in concert with respect thereto) or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity; or

          (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, unless the Corporation has provided notice thereof to the holders of capital stock in accordance with Sections 2(b)(2) and (3) hereof, the Corporation shall cause to be mailed to the transfer agent for the Preferred Stock, and to the holders of record of the outstanding Preferred Stock at the address of record of such stockholder as set forth on the Corporation's books, at least thirty (30) days prior to the date hereinafter specified, a notice stating the material terms of the proposed transaction and the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of capital stock of record shall be entitled to exchange their shares of capital stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (e)   Adjustment of Conversion Price. The Series A-1, Series A-2,
                ------------------------------
Series A-3, Series A-4, Series A-5, Series A-6, Series A-7, Series A-8, Series A-9, Series A-10, Series A-11 and Series A-12 Conversion Price (each a "Preferred Conversion Price") from time to time in effect shall be subject to adjustment from time to time as follows:

                (1) In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, each Preferred Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, each Preferred Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

                (2) Upon the issuance by the Corporation of Equity Securities (as defined below) at a consideration per share less than the (i) Series A-1 Conversion Price, (ii) Series A-2 Conversion Price, (iii) Series A-3 Conversion Price, (iv) Series A-4 Conversion Price, (v) Series A-5 Conversion Price, (vi) Series A-6 Conversion Price, (vii) Series A-7 Conversion Price, (viii) Series A-8 Conversion Price, (ix) Series A-9 Conversion Price, (x) Series A-10 Conversion Price, (xi) Series A-11 Conversion Price or (xii) Series A-12 Conversion Price, in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, such Preferred Conversion Price shall be reduced to a price (calculated to the nearest hundredth of a cent) determined by dividing:

                     (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the applicable Preferred Conversion Price in effect immediately prior to such adjustment, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any securities of the Corporation outstanding immediately prior to such issue or sale multiplied by the applicable Preferred Conversion Price in effect immediately prior to such adjustment, and (z) an amount equal to the aggregate "consideration actually received" by the Corporation upon such issue or sale; by

                     (ii) the sum of the number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any securities of the Corporation outstanding immediately after such issue or sale.

     For purposes of this Section 2(e)(2), the following provisions shall be applicable:

                           (A)  The term "Equity Securities" as used in this
Section 2(e)(2) shall mean any shares of Common Stock, or any obligation, any share of stock or other security of the Corporation convertible into or exchangeable for Common Stock except for

(i) shares of Common Stock or options to purchase Common Stock issued or granted to officers, directors, employees or consultants of the Corporation and its subsidiaries pursuant to any stock plans approved by the Corporation's Board of Directors not in excess of 50,000,000 shares in the aggregate, (ii) shares issued pursuant to transactions described in subsection (e)(1) of this Section 2, (iii) shares of Common Stock issued upon conversion of the Preferred Stock,
(iv) shares of capital stock or other securities of the Corporation convertible into or exchangeable for capital stock issued (A) to the Corporation's vendors or service providers, (B) in conjunction with an equipment lease financing, debt financing, licensing or acquisition transaction that is approved by the Board of Directors or (C) to companies or entities with whom the Company has business relationships, in any such case not to exceed in the aggregate twenty-five percent (25%) of the then current maximum number of shares reserved for issuance under the Corporation's option plan(s).

                    (B) In the case of an issue or sale for cash of shares of Common Stock, the "consideration actually received" by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any expenses paid by the Corporation and after deducting therefrom any commissions or underwriting discounts.

                    (C) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors.

                    (D) In case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration actually received" by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                    (E) In case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (x) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange.

                    (F) The amount of the "consideration actually received" by the Corporation upon the issuance of any rights or options referred to in subsection (D) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (E) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (B) and (C) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock. On the expiration of any rights or options referred to in subsection (D), or the termination of any right of conversion or exchange referred to in subsection
(E), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the applicable Preferred Conversion Price then in effect shall forthwith be readjusted to such applicable Preferred Conversion Price as would have obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                    (G) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons or options or rights not referred to in this Section 2(e)(2), then, in each such case, the holders of the Preferred Stock shall be entitled to the distributions provided for in Section 2(a) above, and no adjustment to the applicable Preferred Conversion Price provided for in this Section 2(e) shall be applicable.

          (3) Subject to the right of the Corporation to amend this Certificate of Incorporation upon obtaining necessary approvals required by this Certificate of Incorporation and applicable law, this Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2(e) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

          (4) Upon the occurrence of each adjustment or readjustment of any Preferred Conversion Price, as applicable, pursuant to this Section 2(e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of any series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the applicable Preferred Conversion Price of such series at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares.

          (f)  Status of Converted Stock. In the event any shares of Preferred
               -------------------------
Stock shall be converted pursuant to Section 2(e) above or otherwise acquired by the Corporation, the shares so converted shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

          (g)  Protective Provisions. So long as any shares of Preferred Stock
               ---------------------
are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of a majority of the total number of shares of Preferred Stock outstanding (on an as-converted basis and voting as a single class):

               (1) amend the Certificate of Incorporation or Bylaws in a manner that would alter or change any of the powers, preferences, privileges or rights of the Preferred Stock, provided, however, that any such amendment which treats a particular series of Preferred Stock in a manner that is different than any other series of Preferred Stock shall be approved by all of the record holders of shares of such series of Preferred Stock;

               (2) increase or decrease (other than by redemption or conversion) the authorized number of shares of Preferred Stock;

               (3) authorize or issue any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Preferred Stock with respect to voting, dividends or liquidation preferences; or

               (4) undertake or effect any of the following events (collectively referred to in this Section 2(g)(4) as a "Reorganization Event"), provided that the "beneficial owners" (as such term is defined by the Securities Exchange Act of 1934, as amended) of the stock of the Corporation immediately prior thereto shall immediately thereafter own less than fifty percent (50%) of the voting power of the surviving Person or an entity that holds eighty percent (80%) or more of the beneficial equity interest in such surviving Person: (i) the merger or consolidation of the Corporation into or with another Person, (ii) the issuance by the Corporation of voting securities to another Person, (iii) the sale, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation or (iv) other transaction; provided, however, that the consent of the holders of the Preferred Stock shall not be required for the Corporation to take any of the actions set forth in this
Section 2(g)(4) if the sales price per share of Common Stock in any Reorganization Event is greater than an amount equal to two (2) multiplied by the greatest of the then in effect (i) Series A-1 Purchase Price, (ii) Series A-2 Purchase Price, (iii) Series A-3 Purchase Price, (iv) Series A-4 Purchase Price, (v) Series A-5 Purchase Price, (vi) Series A-6 Purchase Price, (vii) Series A-7 Purchase Price, (viii) Series A-8 Purchase Price, (ix) Series A-9 Purchase Price, (x) Series A-10 Purchase Price, (xi) Series A-11 Purchase Price and (xii) Series A-12 Purchase Price, each as adjusted for a Recapitalization Event.

               (5) increase the authorized number of directors of the Corporation above nine (9), whether in this Amended and Restated Certificate of Incorporation, the Company's Bylaws or otherwise;

               (6) redeem, purchase or otherwise acquire any share or shares of Preferred Stock or Common Stock; provided, however that this restriction shall not apply to (i) redemptions of Preferred Stock pursuant to Section 2(h) or (ii) the repurchase of shares of Common Stock or Preferred Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal;

               (7) sell more than ten percent (10%) of the equity of any subsidiary of the Corporation; provided, however that this restriction shall not apply to the issuance or sale of equity securities, including any other security convertible into or exercisable for any equity security, to employees, officers, directors or consultants of such subsidiary or other persons performing services for such subsidiary, not to exceed twenty percent (20%) of the equity of such subsidiary assuming the conversion or exercise of all other securities into equity securities; or

               (8)  issue debt in excess of $50 million.

          (h)  Redemption. The shares of Preferred Stock shall be redeemed as
               ----------
               follows:

               (1)  Optional Redemption. At any time on or after the fifth,
                    -------------------
sixth and seventh anniversaries of the closing of the first issuance of the Corporation's Preferred Stock, the Corporation shall offer to redeem (if it may lawfully do so) in three (3) annual installments (each payment date being referred to herein as a "Redemption Date") that number of shares of outstanding Preferred Stock equal to not less than a cumulative 33.3%, 66.7% and 100%, respectively, of each series of Preferred Stock at the price and terms stated in this Section 2(h) and in accordance with the redemption procedures set forth in
Section 2(h)(4).

               (2)  Redemption Price and Payment. The shares of Preferred Stock
                    ----------------------------
shall be redeemed by paying for each share in cash an amount equal to the Series A-1, Series A-2, Series A-3, Series A-4, Series A-5, Series A-6 Purchase Price, Series A-7 Purchase Price, Series A-8 Purchase Price, Series A-9 Purchase Price, Series A-10 Purchase Price, Series A-11 Purchase Price or Series A-12 Purchase Price, as appropriate, plus any dividends declared but unpaid with respect to such share as of the relevant Redemption Date (such amount being referred to herein as the "Redemption Price"). Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto. If the funds of the Corporation legally available for redemption of the shares of Preferred Stock are insufficient to redeem the total number of shares of Preferred Stock properly requested to be redeemed on such date, each redemption of shares of Preferred Stock shall be made (to the extent funds are available) so that the number of shares of Preferred Stock held by each registered holder redeemed in accordance with Section 2(h)(4) pursuant to Section 2(h)(1) shall be reduced in the same proportion that the total number of shares of Preferred Stock then held by such registered holder bears to the aggregate number of shares of Preferred Stock then held by the holders of Preferred Stock requesting redemption. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

               (3)  Equitable Adjustment. The Redemption Price set forth in
                    --------------------
Section 2(h)(2) shall be subject to adjustment for any Recapitalization Event.

               (4)  Redemption Mechanics. Ninety (90) days prior to any
                    --------------------
Redemption Date, the Corporation shall send written notice to each record holder of Preferred Stock notifying such holder of its right to have its shares redeemed hereunder. If one or more holders of the outstanding shares of Preferred Stock elect to have the Corporation redeem a portion or all of their outstanding shares of Preferred Stock as aforesaid, written notice to that effect shall be given by such holders to the Corporation at least sixty (60) days prior to the Redemption Date, which notice shall also set forth the date fixed for redemption pursuant to this Section 2(h). If such notice is given, then at least forty-five (45) days prior to the Redemption Date, written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, by the Corporation to each other holder of record of the Preferred Stock, at its address shown on the records of the Corporation, provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Preferred Stock as provided in Section 2(h)(1) hereof. The Redemption Notice shall contain the following information:

                    (i) the number and type of shares of Preferred Stock which are to be redeemed by the Corporation and the total number and type of shares of Preferred Stock held by all other holders; and

                    (ii) the Redemption Date and the Redemption Price.

Following receipt of the Redemption Notice, additional holders may elect to participate in the redemption by delivery of written notice to that effect given by such holders to the Corporation at least twenty (20) days prior to the Redemption Date. Three (3) days prior to the applicable Redemption Date, the Corporation shall deposit the Redemption Price of the Preferred Stock surrendered for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $500 million as a trust fund for the benefit of the respective holders of the shares surrendered for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to publish the Redemption Notice thereof (or to complete such publication if theretofore commenced) and to pay, on and after the Redemption Date, the Redemption Price to the Preferred Stock holders upon surrender of their certificates. Any moneys deposited by the Corporation pursuant to this Section 2(h)(4) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 2(d) hereof no later than the close of business on the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 2(h)(4) remaining unclaimed at the expiration of one (1) year following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to which such monies would be payable hereunder shall be entitled, upon proof

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

of its ownership of the Preferred Stock and payment of any bond requested by the Corporation, to receive such monies, but without interest, from the Redemption Date.

               (5)  Surrender of Certificate. Each holder of shares of Preferred
                    ------------------------
Stock to be redeemed shall surrender the certificate(s) representing such shares to the Corporation, and thereupon, the Redemption Price for such shares as set forth in this Section 2(h) shall be paid to the order of the person whose name appears on such certificate(s), and each surrendered certificate shall be canceled and retired. In the event some, but not all, of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not redeemed.

               (6)  Dividends and Conversion After Redemption. From and after
                    -----------------------------------------
the later of (i) the Redemption Date or (ii) forty-five (45) days from the date the Corporation shall have given the Redemption Notice, unless there has been a default in payment of the Redemption Price, no shares of Preferred Stock designated for redemption shall be entitled to any further dividends pursuant to
Section 2(a) hereof or to the conversion provisions set forth in Section 2(d) hereof.
               (7)  Redeemed or Otherwise Acquired Shares to be Retired. Any
                    ---------------------------------------------------
shares of Preferred Stock redeemed pursuant to this Section 2(h) or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate actions as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.

               (8)  Forfeiture of Redemption Rights. If a holder of Series A-1,
                    -------------------------------
Series A-2, Series A-3, Series A-4, Series A-5, Series A-6, Series A-7, Series A-8, Series A-9, Series A-10, Series A-11 or Series A-12 Preferred Stock fails in a timely manner to make a Capital Call, as defined in Section 2.2 of the Series A-1 Agreement, Series A-2 Agreement, Series A-3 Agreement, Series A-4 Agreement, Series A-5 Agreement, Series A-6 Agreement, Series A-7 Agreement, Series A-8 Agreement, Series A-9 Agreement, Series A-10 Agreement, Series A-11 Agreement and Series A-12 Agreement, respectively, and such failure is not cured in accordance with such applicable Agreement, then such holder shall forfeit all of the redemption rights set forth in this Section 2(h).

          (i)  Residual Rights. All rights accruing to the outstanding shares of
               ---------------
the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                   ARTICLE V
                                   ---------

                                    BYLAWS

     In furtherance and not in limitation of the powers conferred by statute and except as provided herein, the Board of Directors shall have the power to adopt, amend, repeal or otherwise alter the bylaws without any action on the part of the stockholders, except as set forth in Section 2(g)(1)-(8) hereof or Section 4.11(b) of the Rights Agreement between the

Corporation and certain of its stockholders; provided, however, that any bylaws made by the Board of Directors and any and all powers conferred by any of said bylaws may be amended, altered or repealed by the stockholders.

                                  ARTICLE VI
                                  ----------

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each director and officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director or officer derived an improper personal benefit.

     If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of each director and officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of each director and officer of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII
                                  -----------

                             ELECTION OF DIRECTORS

     The election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide."

     4. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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

     IN WITNESS WHEREOF, Zhone Technologies, Inc. has caused this Certificate to be signed by Mory Ejabat, its Chief Executive Officer, this 28th day of October,
                                                            ----
1999.


                                 ZHONE TECHNOLOGIES, INC.


                                 By:   /s/ Mory Ejabat
                                     -----------------------------------
                                     Mory Ejabat, Chief Executive Officer

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